UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2022

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 1, 2022, Oramed Pharmaceuticals Inc. and its subsidiary, Oramed Ltd., (collectively, “Oramed”) entered into a non-binding memorandum of agreement (“MOA”) with Medicox Co., Ltd. (“Medicox”) setting out basic commercial understandings between the parties that would form the basis of a definitive distribution license agreement that would grant Medicox the exclusive right and license to apply for regulatory approval for and distribute Oramed’s proprietary ORMD-0801 product, currently in development, in the Republic of Korea for a period of ten years, subject to complying with agreed distribution targets. The definitive agreement would include a transfer price per capsule, as well as milestone and royalty payments upon achievement of certain targets and events.

The MOA includes an undertaking by Oramed that it will not engage in negotiations with or enter into any agreement with a third party for the grant of distribution and license rights to Oramed’s proprietary ORMD-0801 product in the Republic of Korea until December 15, 2022. In consideration for this undertaking, Medicox has made a non-refundable payment of $2,000,000 to Oramed. Aside from the foregoing undertaking and confidentiality obligations, the MOA is otherwise a non-binding document prepared for discussion purposes only and the execution of a definitive agreement is conditioned upon the mutual acceptance by the parties.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon Oramed’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond Oramed’s control. For example, this Report states that Oramed may enter into a distribution license agreement. Except as noted above, the MOA is non-binding, and the execution of the distribution license agreement is subject to negotiation of definitive documentation that may be delayed or may not occur. In addition, even if the distribution license agreement is executed, certain payments thereunder will be subject to achievement of milestones that may not occur. Further, Oramed and Medicox may not succeed in the commercialization of Oramed’s products and even if Oramed’s products are commercialized, they may not be sold in the Republic of Korea for various reasons and therefore Oramed may not receive any milestone payments or royalties on the sale of such products. For these reasons, among others, you should not place undue reliance upon Oramed’s forward-looking statements. Except as required by law, Oramed undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

September 8, 2022

2